EXHIBIT 10.1 EXECUTION VERSION 754410245 19632855 AMENDMENT NO. 3 TO MASTER RECEIVABLES PURCHASE AGREEMENT This AMENDMENT NO. 3 to the MASTER RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of June 22, 2023, by and among HANESBRANDS INC., a Maryland corporation (“Hanes”), KNIGHTS APPAREL LLC, a Delaware limited liability company (“Knights”), GFSI LLC, a Delaware limited liability company, CC PRODUCTS LLC, a Delaware limited liability company, ALTERNATIVE APPAREL, INC., a Delaware corporation, as sellers (each, in such capacity, a “Seller” and collectively, the “Sellers”), and as servicers (each, in such capacity, a “Servicer” and collectively, the “Servicers”), and MUFG BANK, LTD., as buyer (the “Buyer”). W I T N E S S E T H: WHEREAS, the Sellers, the Servicers and the Buyer have heretofore entered into the Master Receivables Purchase Agreement, dated as of December 11, 2019 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Receivables Purchase Agreement”); and WHEREAS, the parties hereto seek to modify the Receivables Purchase Agreement upon the terms hereof, NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows: A G R E E M E N T: 1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) the Receivables Purchase Agreement. 2. Amendment to Receivables Purchase Agreement. The Receivables Purchase Agreement is amended to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A. 3. Conditions to Effectiveness. This Amendment shall be effective subject to the receipt by the Buyer of a counterpart of this Amendment executed by each of the other parties hereto. 4. Certain Representations, Warranties and Covenants. Each Seller and Servicer hereby represents and warrants to the Buyer, as of the date hereof, that: (a) each of the representations and warranties made by each Seller, Servicer and any Performance Guarantor in the Receivables Purchase Agreement and each of the other Transaction Documents is true and correct in all material respects as of the date hereof or, in the case of any representation or warranty that speaks as to a particular date or period, as of that particular date or period; (b) the execution and delivery by each Seller and Servicer of this Amendment and the performance by each Seller, Servicer and any Performance Guarantor of each Transaction Document to which it is party and each other document to be delivered by it thereunder, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene, violate or breach (1) its charter or by-laws, (2) any Applicable Law, (3) any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which such Seller, Servicer or Performance Guarantor is a party or by which it or any of its respective property is bound, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and (iv) do not result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents, except in the case of clauses (iii)(2), (3) and (4) and clause (iv), where such contravention, violation or breach, or creation or imposition, could not reasonably be expected to result in a Material Adverse Change;

Amendment No. 3 (MUFG/Hanes) 754410245 19632855 (c) this Amendment has been duly executed and delivered by each Seller, Servicer and the Performance Guarantor; (d) this Amendment constitutes the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law); and (e) no Servicer Termination Event has occurred and is continuing, or would occur as a result of this Amendment or the transactions contemplated hereby. 5. Reference to, and Effect on, the Receivables Purchase Agreement and the Transaction Documents. (a) The Receivables Purchase Agreement (as specifically amended herein) and the other Transaction Documents shall remain in full force and effect and the Receivables Purchase Agreement and such other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto. (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Buyer, nor constitute a waiver of any provision of, the Receivables Purchase Agreement or any other Transaction Document. (c) After this Amendment becomes effective, all references in the Receivables Purchase Agreement or in any other Transaction Document to “the Receivables Purchase Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Receivables Purchase Agreement, shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. 6. Further Assurances. Each Seller and Servicer agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that the Buyer may reasonably request in order to perfect, protect or more fully evidence or implement the transactions contemplated hereby. 7. Costs and Expenses. Each Seller and Servicer agrees to pay, jointly and severally, on demand all actual and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) the Buyer incurs in connection with the preparation, negotiation, documentation and delivery of this Amendment. 8. Transaction Document. This Amendment is a Transaction Document. 9. Successors and Assigns. This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties. 10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment. 11. Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

Amendment No. 3 (MUFG/Hanes) 754410245 19632855 12. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or are given any substantive effect. 13. Severability. Any provisions of this Amendment that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 14. Performance Guaranty Ratification. After giving effect to this Amendment and the transactions contemplated by this Amendment, all of the provisions of that certain Performance Guaranty, dated as of December 11, 2019 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Performance Guaranty”), made by Hanes in favor of the Buyer shall remain in full force and effect, and Hanes hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms. [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Exhibit A 754410245 19632855 EXHIBIT A (Attached)

EXECUTION VERSION EXHIBIT A to Amendment No. 23, dated as of December 2June 22, 20222023 MASTER RECEIVABLES PURCHASE AGREEMENT among HANESBRANDS INC., KNIGHTS APPAREL LLC, GFSI LLC, CC PRODUCTS LLC and ALTERNATIVE APPAREL, INC., as Sellers and Servicers, THE OTHER SELLERS AND SERVICERS FROM TIME TO TIME PARTY HERETO and MUFG BANK, LTD., as Buyer Dated as of December 11, 2019 754516920 19632855

Schedule II-1 754516920 19632855 Schedule II Account Debtors Ninety (90) days ACCOUNT DEBTOR DISCOUNT RATE Walmart, Inc. Non-Alternative Margin Receivables: $200,000,000 Alternative Margin Receivables: $300,000,000100,0 00,000 Amazon.com, Inc. Non-Alternative Margin Receivables: Base Rate + 0.801.15% Alternative Margin Receivables: Alternative Margin Base Rate + 1.35% DILUTION RESERVE PERCENTAGE 0% $100,000,000 12 days ACCOUNT DEBTOR PURCHASE SUBLIMIT Ninety (90) days Base Rate + 0.851.20% ACCOUNT DEBTOR BUFFER PERIOD 0% ACCOUNT DEBTOR NAME 6 days MAXIMUM TENOR

Exhibit A Certain Defined Terms A. Defined Terms. As used herein, the following terms shall have the following meanings: “Account Debtor” means a Person listed as an account debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as agreed to in writing by the Sellers and the Buyer in their respective sole and absolute discretion. “Account Debtor Buffer Period” means for each Account Debtor, the number of days set forth under the heading “Account Debtor Buffer Period” for such Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as agreed to in writing by the Sellers and the Buyer in their respective sole and absolute discretion. “Account Debtor Discount Rate” means with respect to any Account Debtor, the “Account Debtor Discount Rate” specified for such Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as agreed to in writing by the Sellers and the Buyer in their respective sole and absolute discretion. “Additional Seller” has the meaning set forth in Section 11 hereof. “Adjusted Due Date” means, with respect to any Purchased Receivable, the date that corresponds to the Due Date with respect to such Purchased Receivable plus the Account Debtor Buffer Period for the Account Debtor of such Purchased Receivable. “Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security; it being understood that any thereof in favor of, or assigned to, the Buyer shall not constitute an Adverse Claim. “Affiliate” when used with respect to a Person means any other current or future Person controlling, controlled by, or under common control with, such Person. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the preamble hereto. “Alternative Margin Base Rate” means Term SOFR; provided, however, that if Term SOFR is less than 0%, then the Alternative Margin Base Rate shall be deemed to be 0%. “Alternative Margin Receivable” means any Purchased Receivable designated as such by the Purchaser in its sole discretion prior to, or simultaneously with, the purchase of such Purchased Receivable hereunder. “Anti-Corruption Laws” means all applicable laws, rules, or regulations pertaining to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. “Applicable Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment, award or similar item of or by a Governmental Authority or any interpretation, implementation or application thereof. Exhibit A-1 754516920 19632855 with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide a tenor of such Benchmark (or such component thereof) that would permit the determination of such Benchmark for usage as set forth herein permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide a tenor of such Benchmark (or such component thereof) that would permit the determination of such Benchmark for usage as set forth herein; or (c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that no tenor of such Benchmark that would permit the determination of such Benchmark for usage as set forth herein is, or as of a specified future date will be, representative. “Beneficial Ownership Rule” means 31 C.F.R. § 1010.230. “Business Day” means any day that is not a Saturday, Sunday or other day on which banks in New York City are required or permitted to close. “Buyer” has the meaning set forth in the preamble hereto. “Buyer’s Account” means the account specified as such in Exhibit G hereto, or such other bank account identified in writing by the Buyer to Seller from time to time. “Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests. “Certification of Beneficial Owner(s)” means a certification regarding beneficial ownership of a Seller as required by the Beneficial Ownership Rule. “Change of Control” means Hanes, at any time, (i) ceasing to own, directly or indirectly, free and clear of any Adverse Claim and on a fully diluted basis, one hundred percent (100%) of the Capital Stock of each Seller (other than Hanes) or (ii) ceasing to control each Seller (other than Hanes). For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities, by contract or otherwise. “Closing Date” means the date of this Agreement. “Collections” means, with respect to any Receivable: (a) all funds that are received by any Seller or Servicer or any Affiliate on their behalf in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Account Debtor of such Receivable or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Receivable and (d) all other proceeds of such Receivable. “Conforming Changes” means, with respect to the Base Rate, the Alternative Margin Base Rate or any alternative Benchmark, any conforming changes to the definition thereof, applicable tenor, timing of publication and frequency of determining such rate and making payments and other technical, administrative or operational matters Exhibit A-3 754516920 19632855

(i) the business, assets, operations or financial condition of the Sellers, Servicers and Performance Guarantor, taken as a whole; (ii) the ability of the Sellers, Servicers and Performance Guarantor, taken as a whole, to perform their obligations under this Agreement or any other Transaction Document; (iii) the status, existence, perfection, priority, enforceability or other rights and remedies of the Buyer associated with its interests in the Purchased Receivables or any material portion thereof; or (iv) (a) the validity or enforceability against any Seller, Servicer or the Performance Guarantor of any Transaction Document or any Contract or (b) the validity, enforceability or collectability of a material portion of the Purchased Receivables, including if such event or circumstance would increase the days to pay or Dilution with respect to a material portion of the Purchased Receivables (other than due to the applicable Account Debtor’s financial or credit condition (including, without limitation, the occurrence of an Insolvency Event with respect to the applicable Account Debtor)). “Maximum Outstanding Purchase Amount” means $400,000,000. “Maximum Tenor” means with respect to any Account Debtor, the “Maximum Tenor” specified for such Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as agreed to in writing by the Sellers and the Buyer in their respective sole and absolute discretion. “MUFG Bank” has the meaning set forth in the preamble hereto. “MUFG Platform” means the Buyer’s communication tool accessible via the internet to enable clients to offer various Receivables for sale to the Buyer and for the loading approval and monitoring of such Receivables on a platform, the terms of use of which are set out in Annex I and are hereby incorporated herein. “Net Invoice Amount” means the amount of the applicable Purchased Receivable shown on the invoice for such Purchased Receivable as the total amount payable by the related Account Debtor (net of any Dilution, discounts, credits or other allowances shown on such invoice and agreed to prior to the Purchase Date). “Non-Alternative Margin Receivable” means any Purchased Receivable other than a Alternative Margin Receivable. “Non-Payment Report” has the meaning set forth in Section 4(h). “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. “Outstanding Purchase Amount” means, as of any time of determination and with respect to a Purchased Receivable, (x) the Net Invoice Amount for such Purchased Receivable, minus (y) the aggregate amount of all Collections with respect to such Purchased Receivable that have been deposited into the Buyer’s Account as of such time. When such term is used without reference to any specific Purchased Receivables, it shall constitute a reference to all Purchased Receivables. “Overdue Payment Rate” means 2% per annum over and above the highest Account Debtor Discount Rate in effect at such time. “PATRIOT Act” has the meaning set forth in Section 13(l). “Performance Guarantor” means Hanes and any other Person that has guaranteed the performance obligations of the Sellers under this Agreement. Exhibit A-7 754516920 19632855

Exhibit G
Accounts

Buyer's Account

Bank:	MUFG Bank, Ltd.
Bank Swift Address:	BOTKUS33
ABA#:	026009632
Account #:	0000900179
Account Name:	TSO
Reference:	SCF - Hanes

Sellers' Accounts

With respect to Hanes, GFSI, CC Products and Alternative:

Bank Name:	~~JP Morgan Chase~~Truist
ABA Number:	~~021000021~~053101121
Account Number:	~~648728228~~5101977368
SWIFT:	~~CHAUS33~~ BRBTUS33
Beneficiary Name:	HANESBRANDS INC.

With respect to Knights:

Bank Name:	Truist
ABA Number:	053101121
Account Number:	5201062332
SWIFT:	BRBTUS33
Beneficiary Name:	KNIGHTS APPAREL

Exhibit G-1

754516920 19632855